UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________
FORM 8-K
 ____________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 18, 2022
 ____________________
Robert Half International Inc.
(Exact name of registrant as specified in its charter)
____________________

Delaware	01-10427	94-1648752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2884 Sand Hill Road, Suite 200,	Menlo Park,	CA	94025
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (650) 234-6000
NO CHANGE
(Former name or former address, if changed since last report.)
 ____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.001 per Share	RHI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 18, 2022, the Company held its annual meeting of stockholders. The three matters voted on by stockholders at the annual meeting were (1) the election of the seven directors named below, (2) to approve, on an advisory basis, executive compensation, and (3) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2022.

The vote for directors was as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Julia L. Coronado	90,618,906	3,572,576	39,631	4,352,138
Dirk A. Kempthorne	86,559,963	7,496,941	174,209	4,352,138
Harold M. Messmer, Jr.	88,413,109	5,784,381	33,623	4,352,138
Marc H. Morial	86,617,747	7,439,517	173,849	4,352,138
Robert J. Pace	79,046,808	15,142,653	41,652	4,352,138
Frederick A. Richman	74,374,979	19,066,891	789,243	4,352,138
M. Keith Waddell	91,470,214	2,727,122	33,777	4,352,138

The proposal to approve, on an advisory basis, executive compensation was approved by the following vote:

For	87,624,513
Against	6,315,676
Abstain	290,924
Broker Non-Votes	4,352,138

The proposal regarding the ratification of the appointment of PricewaterhouseCoopers LLP as auditors for 2022 was approved by the following vote:

For	94,367,392
Against	4,188,777
Abstain	27,082
Broker Non-Votes	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robert Half International Inc.

Date: May 19, 2022	By:	/s/ EVELYN CRANE-OLIVER
	Name:	Evelyn Crane-Oliver
	Title:	Senior Vice President, Secretary and General Counsel